Exhibit 99.1
Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
June 2008
An analysis of the June 2008 operating results of Wellman, Inc. and subsidiaries (also referred to as “Wellman”, “we”, “our” and “us”) are presented below. Wellman, Inc. and certain subsidiaries filed for bankruptcy protection under the provisions of Chapter 11 on February 22, 2008. References to pre-petition and post-petition amounts are with respect to the February 22, 2008 filing date. In addition, reference to full year 2008 operating results reflects pre-petition and post-petition results.
Consolidated Statement of Operations
The $4.1 million decrease in gross profit (from $4.6 million in May to $0.5 million in June) was attributable to a decrease in the chemical-based segment. Current Raw Material Margin (which is the difference between the current month selling price and purchase price) decreased by approximately $1.9 million because raw material costs increased more than current selling prices. This decrease was more than offset by the FIFO method of accounting for inventory, which resulted in $3.6 million of lower raw material costs from prior months being charged against current month’s selling prices. In June, chemical sales volumes increase by approximately 3.8 million pounds. Additionally, May’s gross profit was favorably impacted by $6.0 million due to developments associated with pending litigation and favorable plant costs which did not impact June’s results. SG&A costs remained unchanged (approximately $2.2 million in May and June). Other Income decreased by $0.1 million because anti-dumping proceeds received in May were not recurring in June. As a result of the above items, we reported an operating loss of $1.7 million in June compared to operating income of $2.5 million in May. Interest expense was $1.0 million in May and June. Interest expense was calculated only on the amount borrowed under our Debtor-in-Possession Credit Agreement (the “DIP Facility”). Reorganization costs, which consisted primarily of legal fees related to the Chapter 11 filing, were $2.4 million in June compared to $2.6 million in May. As a result, our net loss was $5.1 million in June compared to $1.1 million for May 2008.
Consolidated Balance Sheet
The balance sheet at June 30, 2008, reflected $138.6 million in borrowings under the DIP Facility and $2.6 million in cash and cash equivalents. The total borrowed at June 30, net of cash on hand, was $25.1 million lower than in May. Due to liquidity constraints, accounts receivable, inventories and prepaid expenses decreased by $6.0 million, $21.1 million, and $5.8 million, respectively. In addition, accounts payable and accrued liabilities decreased by $4.3 million.

Consolidated Statement of Cash Flows
We repaid $36.0 million of debt in June, with $26.0 million provided by cash flows from operations and recognized a $10.4 million decrease in cash and cash equivalents. We paid $2.7 million and $3.0 million in June and May, respectively, for reorganization items.
Other
Our cumulative EBITDA, as defined, through June 30th was lower than the amount specified in the covenants of our DIP Facility. We have obtained one waiver of this covenant through August 4, 2008 and another through August 15, 2008. We expect that the DIP Lenders will provide us with additional waivers as needed provided we continue to make satisfactory progress towards consummating a plan of reorganization and maintain sufficient collateral coverage.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	June	May
	2008	2008
Net Sales	$101.5	$94.5
Cost of Sales	101.0	89.9

Gross Profit (Loss)	0.5	4.6
Selling, General and Administrative Expenses	2.2	2.2
Other (Income) Loss	0.0	(0.1)

Operating Income (Loss)	(1.7)	2.5
Interest Expense, Net*	1.0	1.0

Earnings (Loss) from Continuing Operations
Before Reorganization Items and Income Taxes	(2.7)	1.5
Reorganization Items, Net	2.4	2.6

Earnings (Loss) from Continuing Operations
Before Income Taxes	(5.1)	(1.1)
Income Tax Expense (Benefit)	0.0	0.0

Earnings (Loss) from Continuing Operations	(5.1)	(1.1)
Earnings (Loss) from Discontinued Operations, Net of Tax	0.0	0.0

Net Earnings (Loss)	$(5.1)	$(1.1)

*	- Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.3 for June and $3.4 for May. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	For the Month Ended		For the Year-to-Date
	June		Period Ended June
	2008	2007	2008	2007
Net Sales	$101.5	$94.9	$521.1	$619.2
Cost of Sales	101.0	92.2	509.9	607.4

Gross Profit (Loss)	0.5	2.7	11.2	11.8
Selling, General and Administrative Expenses	2.2	3.1	16.7	21.8
Other (Income) Loss	0.0	(6.2)	(0.2)	(8.1)

Operating Income (Loss)	(1.7)	5.8	(5.3)	(1.9)
Interest Expense, Net*	1.0	4.5	14.1	30.3

Earnings (Loss) from Continuing Operations
Before Reorganization Items and Income Taxes	(2.7)	1.3	(19.4)	(32.2)
Reorganization Items, Net	2.4	0.0	14.2	0.0

Earnings (Loss) from Continuing Operations
Before Income Taxes	(5.1)	1.3	(33.6)	(32.2)
Income Tax Expense (Benefit)	0.0	(0.1)	0.0	(0.1)

Earnings (Loss) from Continuing Operations	(5.1)	1.4	(33.6)	(32.1)
Earnings (Loss) from Discontinued Operations, Net of Tax	0.0	(1.9)	0.0	(3.6)

Net Earnings (Loss)	$(5.1)	$(0.5)	$(33.6)	$(35.7)

*	- Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.3 for the month of June and $14.3 year-to-date after Feb 22, 2008. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	June 30,	May 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$2.6	$13.0
Accounts receivable	151.0	157.0
Inventories	81.5	102.6
Prepaid expenses and other current assets	28.8	34.6
Current assets held for sale	—	—

Total current assets	263.9	307.2

Property, plant and equipment:
Land, buildings and improvements	90.4	90.4
Machinery and equipment	339.7	339.4
CIP	4.7	4.7

	434.8	434.5

Less accumulated depreciation	197.8	196.7

Net property, plant and equipment	237.0	237.8

Other assets	11.5	11.3
Noncurrent assets held for sale	—	—

Total Assets	$512.4	$556.3

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade	$1.2	$6.8
Accrued liabilities	21.5	20.2
Debtor in possession credit agreement	138.6	174.1
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	161.3	201.1

Liabilities subject to compromise	531.5	530.9

Long-term debt	—	—
Deferred income taxes and other noncurrent liabilities	37.7	37.2
Noncurrent liabilities associated with assets held for sale	—	—

Total Liabilities	730.5	769.2

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	185.7
Paid-in capital	248.3	248.4
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	—
Accumulated deficit	(607.5)	(602.4)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(218.1)	(212.9)

	$512.4	$556.3

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	June 30,	June 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$2.6	$—
Accounts receivable	151.0	154.3
Inventories	81.5	116.3
Prepaid expenses and other current assets	28.8	33.4
Current assets held for sale	—	61.5

Total current assets	263.9	365.5

Property, plant and equipment:
Land, buildings and improvements	90.4	83.8
Machinery and equipment	339.7	951.7
CIP	4.7	12.0

	434.8	1,047.5

Less accumulated depreciation	197.8	508.5

Net property, plant and equipment	237.0	539.0

Other assets	11.5	47.6
Noncurrent assets held for sale	—	31.4

Total Assets	$512.4	$983.5

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade	$1.2	$81.0
Accrued liabilities	21.5	27.9
Debtor in possession credit agreement	138.6	—
Other debt	—	—
Current liabilities associated with assets held for sale	—	19.1

Total current liabilities	161.3	128.0

Liabilities subject to compromise	531.5	—

Long-term debt	—	597.7
Deferred income taxes and other noncurrent liabilities	37.7	74.5
Noncurrent liabilities associated with assets held for sale	—	12.8

Total Liabilities	730.5	813.0

Stockholders’ Deficit:
Common stock	—	0.0
Preferred stock	185.7	175.5
Paid-in capital	248.3	247.7
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	29.3
Accumulated deficit	(607.5)	(237.4)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(218.1)	170.5

	$512.4	$983.5

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	June	May
	2008	2008
Cash flow from operating activities:
Net earnings (loss)	$(5.1)	$(1.1)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.0
Depreciation	1.1	1.4
Amortization	1.4	1.0
Amortization in interest expense	0.4	0.3
Deferred taxes on income	0.0	0.0
Reorganization Items	2.4	2.6
Payment of reorganization items	(2.7)	(3.0)
Gain on sale of assets	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	6.0	(6.7)
Inventories	21.1	(9.4)
Prepaid expenses and other current assets	6.2	(10.8)
Other assets	(0.4)	(0.2)
Accounts payable and accrued liabilities	(5.0)	7.0
Other liabilities	0.6	0.0
Other	0.0	0.0

Net cash provided (used) by operating activities	26.0	(18.9)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.3)	(0.3)
Proceeds from sale of assets	(0.0)	0.0

Net cash used by investing activities	(0.3)	(0.3)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(35.5)	31.9
Dividends paid on common stock	0.0	0.0
Debt and equity issuance costs	(0.6)	0.0

Net cash provided (used) by financing activities	(36.1)	31.9

Discontinued Operations:
Operating activities	0.0	0.0
Investing activities	0.0	0.0
Financing activities	0.0	0.0

Net cash provided (used) by discontinued operations	0.0	0.0

Increase (decrease) in cash and cash equivalents	(10.4)	12.7
Cash and cash equivalents at beginning of period	13.0	0.3

Cash and cash equivalents at end of period	$2.6	$13.0

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
June Fiscal Period
(in millions)

	For the Month		For the YTD Period
	Ended June		Ended June
	2008	2007	2008	2007
Cash flow from operating activities:
Net earnings (loss)	$(5.1)	$(0.5)	$(33.6)	$(35.7)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	1.8	0.0	3.4
Depreciation	1.1	4.2	6.8	23.5
Amortization	1.4	1.2	8.2	8.3
Amortization in interest expense	0.4	(0.1)	1.6	1.7
Deferred taxes on income	0.0	(0.1)	0.1	(0.2)
Johnsonville fibers disposal costs	0.0	0.0	0.0	(1.0)
Payments made against Jville fiber disposal costs	0.0	0.0	0.0	(2.2)
Reorganization Items	2.4	0.0	14.2	0.0
Payment of reorganization items	(2.7)	0.0	(9.9)	0.0
Gain on sale of assets	0.0	0.0	(0.2)	0.0
Changes in assets and liabilities:
Accounts receivable	6.0	(5.6)	(22.0)	7.1
Inventories	21.1	(2.1)	15.5	(0.5)
Prepaid expenses and other current assets	6.2	(1.4)	(7.0)	1.1
Other assets	(0.4)	(0.5)	(1.1)	(0.1)
Accounts payable and accrued liabilities	(5.0)	(3.1)	4.7	(6.7)
Other liabilities	0.6	0.1	(1.4)	(2.0)
Other	0.0	3.7	(0.2)	1.2

Net cash provided (used) by operating activities	26.0	(2.4)	(24.3)	(2.1)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.3)	(1.0)	(2.1)	(5.1)
Proceeds from sale of assets	0.0	0.0	0.3	0.0

Net cash used by investing activities	(0.3)	(1.0)	(1.8)	(5.1)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(35.5)	21.5	33.4	21.6
Dividends paid on common stock	0.0	(0.7)	0.0	(1.3)
Debt and equity issuance costs	(0.6)	0.0	(4.7)	0.0

Net cash provided (used) by financing activities	(36.1)	20.8	28.7	20.3

Discontinued Operations:
Operating activities	0.0	(2.3)	0.0	(8.8)
Investing activities	0.0	(1.9)	0.0	(3.1)
Financing activities	0.0	(14.3)	0.0	(1.2)

Net cash provided (used) by discontinued operations	0.0	(18.5)	0.0	(13.1)

Increase (decrease) in cash and cash equivalents	(10.4)	(1.1)	2.6	(0.0)
Cash and cash equivalents at beginning of period	13.0	1.1	0.0	0.0

Cash and cash equivalents at end of period	$2.6	$(0.0)	$2.6	$(0.0)

Wellman, Inc.
EBITDAR, as defined
     We have provided a non-GAAP measure, “EBITDAR, as defined,” because our DIP Credit Agreement uses this measurement as a key component. In accordance with our DIP Credit Agreement, we must maintain a minimum cumulative EBITDAR (cumulative monthly commencing March 1, 2008, and rolling into trailing twelve months) tested as of the last day of the applicable month, with a report due on the fifteenth day after the end of each month, commencing with the first full month following the Petition Date. We believe it is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we used EBITDAR, as defined because it excluded items that are not expected to impact the long- term cash flow of the businesses and are not an indication of our ongoing operating performance. In addition, EBITDAR, as defined is a measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank use with other companies of differing capital structures. Our Board of Directors, CEO (our chief operating decision maker), and our senior management use EBITDAR, as defined to evaluate the operating performance of our segments and determine incentive compensation for employees throughout the organization. EBITDAR, as defined, under the DIP Credit Agreement is calculated by adding Earnings (loss) from continuing operations, income tax expense (benefit), interest expense, non-cash charges and non-recurring fees, cash charges, and other cash expenses made or incurred in connection with entering into the DIP Credit Agreement.
     The following table reconciles Loss from continuing operations to EBITDAR, as defined for each month and the six months ending June 30, 2008.

							Year-to-
	January	February	March	April	May	June	Date
	2008	2008	2008	2008	2008	2008	June 2008

Loss from Continuing Operations	$(5,038)	$(15,276)	$(2,388)	$(4,670)	$(1,083)	$(5,138)	$(33,593)
Income Tax Expense (Benefit)	—	—	—	—	—	—	—
Interest Expense, Net	4,675	5,505	925	903	999	1,065	14,072
Depreciation & Amortization	2,530	2,441	2,493	2,615	2,393	2,551	15,023

Permitted Adjustments:
Reorganization Items	—	3,349	2,798	3,098	2,583	2,390	14,218
Inventory Reserves	310	802	27	1,130	—	27	2,296
Claims Accrual Non-cash	—	—	—	—	353	—	353
Uncollectible Accounts	144	—	65	—	—	599	808
Hurricane Katrina Costs	—	63	—	—	—	—	63
Sale of Jville Assets	—	—	48	(232)	—	19	(165)
Environmental Reserve	—	—	—	—	—	615	615

Total permitted adjustments	454	4,214	2,938	3,996	2,936	3,650	18,188

EBITDAR, as defined	$2,621	$(3,116)	$3,968	$2,844	$5,245	$2,128	$13,690

     Despite the importance of EBITDAR, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The EBITDAR, as defined information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.

In re Wellman, Inc., et al.
Case No. 08-10595 (SMB)
Reporting Period: June 1 — June 30, 2008
Cash Disbursements by Petitioning Entity

June 1 - June 30,
Petitioning Entities	Case Number:	2008
Wellman, Inc.	081-08-10595	$81,735,185
Fiber Industries, Inc.	081-08-10607	—
Wellman of Mississippi, Inc.	081-08-10605	—
PTA Resources LLC	081-08-10596	—
Prince, Inc.	081-08-10604	34
ALG, Inc.	081-08-10599	34
Wellman Fibres Ltd.	081-08-10598	—
MRF, Inc.	081-08-10600	—
Warehouse Associates Inc.	081-08-10601	—
MED Resins, Inc.	081-08-10602	—
Carpet Recycling of Georgia Inc.	081-08-10603	—
Josdav, Inc.	081-08-10606	—

$81,735,253